                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CINCINNATI MICROWAVE, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing fee (Check the appropriate box)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         _______________________________________________________________________

    2)   Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

         _______________________________________________________________________

    4)   Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

    5)   Total fee paid:

         _______________________________________________________________________

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         _____________________________________________
    2)   Form, Schedule or Registration Statement No.:

         _____________________________________________

    3)   Filing party:

         _____________________________________________

    4)   Date filed:

         _____________________________________________

                                                              PRELIMINARY FILING

                                   CINCINNATI
                                    MICROWAVE


                                                               November __, 1996

TO THE SHAREHOLDERS OF
  CINCINNATI MICROWAVE, INC.


You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Microwave, Inc. to be held:

         DATE:            December 4, 1996

         TIME:             9:30 A.M., E.D.T.

         PLACE:           Cincinnati Microwave, Inc.
                          One Microwave Plaza
                          Cincinnati, Ohio  45249

Information concerning the Company and the matters to be voted upon are contained in the attached notice of meeting and proxy statement. A current report on the affairs of the Company will be presented after the close of the formal part of the meeting, and shareholders will have an opportunity for questions and comments.

EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU RETURN
YOUR PROXY AT ONCE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.


                                         Erika Williams
                                         Chairman of the Board (Acting),
                                         President and
                                         Chief Executive Officer

                           CINCINNATI MICROWAVE, INC.
                               One Microwave Plaza
                             Cincinnati, Ohio 45249


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                                DECEMBER 4, 1996

The Annual Meeting of Shareholders of Cincinnati Microwave, Inc., an Ohio corporation, will be held on December 4, 1996, at Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249, at 9:30 A.M., E.D.T., for the following purposes:

         1.       To fix the number of directors for the ensuing year;

         2.       To elect directors;

         3. To consider and act upon a proposal to amend the Articles of Incorporation of the Company to increase its authorized number of common shares, without par value, from 20,000,000 to 40,000,000 common shares;

         4. To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 29, 1996;

and to consider and act upon such other business as may properly come before the meeting.

The Board of Directors has appointed R. Gregory Blair, Elaine M. Bacon and Neil Ganulin as members of the proxy committee and has fixed the close of business on October 28, 1996, as the record date for the determination of shareholders entitled to notice of the annual meeting and to vote thereat.

                                     By Order of the Board of Directors


                                     Kurt H. Stump, Secretary

Cincinnati, Ohio
November __, 1996

EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN THE ENCLOSED PROXY CARD AND FORWARD IT AT ONCE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY, IF DESIRED, WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                           CINCINNATI MICROWAVE, INC.
                               One Microwave Plaza
                             Cincinnati, Ohio 45249

                                 PROXY STATEMENT
                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Cincinnati Microwave, Inc. (the "Company") to be held at Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249, at 9:30 A.M., E.D.T., on December 4, 1996, and at any adjournment thereof. The principal executive offices of the Company are located at One Microwave Plaza, Cincinnati, Ohio 45249; its telephone number is 513-489-5400. This Proxy Statement and the form of proxy are being mailed to shareholders on or about November _, 1996.

         The members of the proxy committee named in the enclosed proxy were appointed by the Board of Directors, and solicitation of your proxy hereby is being made by the Board of Directors of the Company. All shares represented by properly executed proxies will be voted in accordance with the directions on the proxies, unless such proxies are revoked prior to the vote. If no contrary instruction is indicated on the proxy card, shares will be voted in favor of the proposals set forth in the notice of the meeting and this Proxy Statement. (See "PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS", "ELECTION OF DIRECTORS", "PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION" AND "PROPOSAL TO RATIFY SELECTION OF AUDITORS.") Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholder meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for purposes of determining the presence of a quorum for the shareholder meeting but not entitled to vote with respect to that matter. If any other matters are properly presented for action at the meeting, it is intended that the members of the proxy committee will vote in accordance with their best judgment on such matters. This solicitation of proxies is being made by mail and all costs of the solicitation will be borne by the Company. In addition to solicitation by mail, Directors, Officers and regular employees of the Company may solicit proxies in person or by telephone. [THE COMPANY ALSO HAS RETAINED _________ TO ASSIST IT IN CONNECTION WITH THE SOLICITATION, AT AN ESTIMATED FEE OF ______ PLUS REIMBURSEMENT OF OUT-OF-POCKET EXPENSES.] Brokerage houses and other custodians, nominees, or fiduciaries will be reimbursed for the expense of forwarding documents to beneficial owners of shares held in their names.

         The giving of the proxy does not affect your right to attend and vote in person at the meeting. Your presence at the meeting, however, will not itself revoke your proxy; it may be revoked at any time prior to its exercise by the execution of a later proxy, by giving written notice of revocation to the Secretary of the Company, or by making a statement of revocation in person at the meeting. A revocation made during the meeting shall not affect any vote previously taken.

                          OUTSTANDING VOTING SECURITIES

         Only shareholders of record at the close of business on October 28, 1996 (the "Record Date") are entitled to vote on matters to come before the meeting. On the Record Date, the Company had outstanding __________ common shares, without par value ("Common Shares"). Each Common Share carries one vote. The Common Shares are the only voting securities the Company has outstanding. Of the outstanding Common Shares, 114,469 shares are currently owned by the present officers and directors of the Company and the nominees for election as directors at the meeting. (See "SECURITY OWNERSHIP OF MANAGEMENT.")

                                CUMULATIVE VOTING

         If notice in writing is given by a shareholder to the Chairman of the Board, the President, a Vice President, or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Annual Meeting that such shareholder desires that the voting with respect to the election of directors shall be cumulative, and if announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder (or the proxy therefor) shall have the right to cumulate such voting power as he possesses for the election of directors.

         Under cumulative voting, a shareholder may cast as many votes as shall equal the number of directors to be elected multiplied by the number of his or her shares. Such votes may be cast all for one nominee or distributed among two or more nominees as the shareholder may select or, in the case of proxies, as the proxy holder may select. If cumulative voting is invoked in connection with the election of directors at the Annual Meeting, the proxy committee designated by the Board of Directors intends to distribute the votes of shares represented by proxies it holds so as to elect the three nominees for director nominated by the Board of Directors. (See "PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS" and "ELECTION OF DIRECTORS.")

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         As of the Record Date, Kopp Investment Advisors, Inc., a Minnesota corporation ("KIA"), and James L. Jaeger were the only persons known by the Company to be beneficial owners of more than 5% of its outstanding Common Shares. The following table provides information as to ownership of Common Shares by KIA and Mr. Jaeger.

------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                AMOUNT AND NATURE OF
  BENEFICIAL OWNER                  BENEFICIAL
                                    OWNERSHIP(1)                   PERCENT OF CLASS
------------------------------------------------------------------------------------------------
Kopp Investment Advisors, Inc.             4,018,903 (2)                      23.7%
6600 France Avenue South
Edina, MN 55435

James L. Jaeger                            2,707,179 (3)                      16.0%
One Microwave Plaza
Cincinnati, Ohio  45249


(1) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. The percentages shown in the tables are calculated on the basis that outstanding shares include 738,500 Common Shares subject to outstanding options under the Company's stock option plan which are exercisable within 60 days and 444,197 warrants to purchase 444,197 Common Shares, in addition to the number of shares actually outstanding.

(2) KIA serves as a financial advisor for its clients. As such, KIA holds no voting power for the shares owned by its clients. KIA does, however, exercise limited investment power over the Common Shares owned by its clients. KIA reported (in a Schedule 13G dated February 5, 1996) that it possesses shared dispositive power with respect to 2,807,403 Common Shares. The remaining 1,211,500 Common Shares, which includes 400,000 outstanding warrants to purchase 400,000 Common Shares, are controlled by LeRoy C. Kopp, President and 100% owner of KIA.

(3) Mr. Jaeger reported (in a Schedule 13G dated February 12, 1996) that he possesses shared voting and investment power with regard to 23,629 of the Common Shares shown opposite his name and exercises sole voting and investment power over the remainder of such shares. All but 23,629 of such Common Shares are owned of record by Mr. Jaeger. Mr. Jaeger's beneficial shares include 30,000 outstanding warrants to purchase 30,000 Common Shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Directors, executive officers and greater-than-ten-percent shareholders are required by the Commission's regulations to furnish the Company with copies of all forms which they file under Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that all such filing requirements applicable to its directors and executive officers during 1995 were complied with, except for Form 4s related to the sale of Common Shares by Mr. Jaeger which were subsequently filed.

                    PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         Article 6 of the Regulations of the Company provides that the Board of Directors shall consist of not less than three or not more than nine members, as determined by the shareholders at each annual meeting or any special meeting called for the election of directors. At this time, the officers of the Company are actively seeking additional experienced individuals to become directors of the Company because such individuals' insights would assist the Board in charting the Company's direction. Therefore, the Board of Directors has proposed that the size of the Company's Board for the next year be set at five, with three of the directors to be elected at the Annual Meeting and the other two positions to be left vacant to be filled by the Board when the appropriate individuals are found. If this proposal is adopted, only three of the five positions for directors would be filled by a vote of the shareholders at the Annual Meeting. Hence, only the persons receiving the three highest total votes will be elected as directors at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of this proposal requires the affirmative vote of a majority of the Common Shares represented at the meeting.

                              ELECTION OF DIRECTORS
                             (ITEM 2 ON PROXY CARD)

         Each of the three persons named below is a nominee for election as a director, to hold office until the next annual meeting and until his or her successor has been duly elected and qualified. It is intended that the proxies solicited hereby, unless authority is withheld by the shareholder giving the proxy, will be voted for the election of the three nominees named herein. Each nominee has indicated that he or she is willing to serve, and the Board has no reason to believe that any nominee will be unavailable or unable to serve. If, however, any nominee should decline or become unable to serve, proxies solicited hereby will be voted for the election of such person or persons as the Board of Directors may recommend. All nominees are U.S. citizens. The following information is supplied as to each nominee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW. The persons receiving the three highest total votes will be elected as directors at the Annual Meeting.

ERIKA WILLIAMS                                                          Age - 49

Principal Occupation - Ms. Williams has been President and Chief Executive Officer of the Company since June 1996 and Chairman of the Board (Acting) since October 1996. Ms. Williams was Chief Operating Officer of System Integrators, Inc. (a company that designs, manufactures, markets and services publishing systems to the newspaper publishing industry) from July 1995 to June 1996 and served as Chief Executive Officer from March 1996 to June 1996. From March 1995 to June 1995, Ms. Williams was President of the Erika Williams Group, a consulting firm. From 1993 to March 1995, Ms. Williams was Senior Vice President and General Manager of Enterprise Storage Systems of Amdahl Corporation (a developer and manufacturer of main frame computers) of Sunnyvale California. Since 1978, Ms. Williams held various positions with Amdahl Corporation including the Corporate Officer responsible for product management of the main frame business, Vice President of Processor Technology and Development and Director of Product Software and Diagnostics. She has been a Director of the Company since 1994.

JOSEPH M. O'DONNELL                                                     Age - 49

Principal Occupation - Mr. O'Donnell has served as President, Chief Executive Officer and Director of Computer Products, Inc. (a manufacturer of electronic products and subsystems) since July 1994. Mr. O'Donnell served as Managing Director of O'Donnell Associates (a consulting firm) from March 1994 to June 1994 and from October 1992 to September 1993; as Chief Executive Officer of Savin Corporation (an office products distributor) from October 1993 to February 1994; and as President and Chief Executive Officer of GO/DAN Industries (a manufacturer of automotive parts) from June 1990 to September 1992. He is a director of V-Band Corporation (a manufacturer of computer systems). He has been a Director of the Company since 1991.

GILBERT L. WACHSMAN                                                     Age - 48

Principal Occupation - Mr. Wachsman has been Vice Chairman of the Board of The Musicland Group Inc. since July 1996, and, prior to that, was Senior Vice President of Kmart Corporation from August 1995 to July 1996. He has been President of Wachsman Management Consulting, Inc., which provides consulting services to retailers and consumer oriented manufacturers, since 1990. Pursuant to his consulting practice, Mr. Wachsman served as Vice Chairman of Universal International, Inc. (a wholesaler/retailer of close-out merchandise) from October 1992 to February 1995. From December 1988 to July 1990, Mr. Wachsman was President of Lieberman Enterprises (a distributor of pre-recorded music, video and personal computer software). He has been a Director of the Company since 1991.

                          MATTERS RELATING TO THE BOARD

         The Board of Directors has established an Audit Committee and a Compensation Committee to assist it in the discharge of its responsibilities. The Board does not have a Nominating Committee or Executive Committee. The Committees meet separately from the regular Board meetings whenever required. A brief statement of the principal responsibilities of the Committees of the Board and the identification of their members are given below.

Audit Committee - The Audit Committee of the Board in 1995 consisted of Mr. O'Donnell (Chairman), Mr. Charles M. Fullgraf, Mr. Wachsman and Ms. Williams. The Committee is charged with the responsibility of recommending the independent accountants to be retained by the Company to audit its financial statements, overseeing the audits of the Company and reviewing the Company's accounting controls and reporting practices. The Audit Committee held two meetings during 1995.

Compensation Committee - The Compensation Committee of the Board in 1995 consisted of Messrs. Wachsman (Chairman), Fullgraf and O'Donnell and Ms. Williams. The Compensation Committee of the Board is responsible for reviewing and making recommendations to the full Board with regard to the salary and other compensation arrangements for the senior management of the Company. The Committee is also responsible for administering the Company's 1991 Stock Option Plan for employees and granting options under such plan to eligible employees of the Company or its subsidiaries. Members of the Committee are not eligible to receive stock options under the plan. The Compensation Committee held five meetings during 1995.

Meetings - The Board of Directors held ten meetings during 1995. Each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served during 1995.

Compensation - Directors who are not employees of the Company receive a monthly fee of $1,000 and receive $1,000 for each Board meeting attended and for each Committee meeting attended which is held on a separate day, plus expenses. Directors who are employees of the Company receive no compensation for serving as Directors but are reimbursed for their expenses. Pursuant to the Directors' Restricted Share Plan, a portion (70%) of the Directors' fees is deferred and paid in Company restricted shares and 30% is paid in cash. In addition, pursuant to the 1992 Stock Option Plan for Non-Employee Directors, each non-employee Director receives an option to purchase 5,000 Common Shares on the date of each annual meeting of shareholders provided that such non-employee Director continues in office subsequent to such annual meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses information concerning the beneficial ownership of Common Shares by each Director and Director nominee, by certain of the Executive Officers named in the Summary Compensation Table elsewhere in this Proxy Statement and by all Directors and Officers of the Company as a group as of the Record Date unless otherwise noted.

---------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                          AMOUNT AND NATURE OF                          PERCENT OF
BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP                          CLASS
---------------------------------------------------------------------------------------------------------------

Erika Williams                               14,436 (1)                                     0.1%

R. Gregory Blair                             127,580 (2)                                    0.8%

Thomas H. Perszyk                            50,500 (3)                                     0.3%

Charles M. Fullgraf                          49,595 (4)                                     0.3%

Joseph M. O'Donnell                          34,842 (5)                                     0.2%

Jacques A. Robinson                          547,500 (6)                                    3.2%

Gilbert L. Wachsman                          42,713 (7)                                     0.3%

All Directors and Officers as a              867,166 (8)                                    5.1%
group (9 persons)

(1)      Includes 10,000 shares related to outstanding options.

(2)      Includes 91,000 shares related to outstanding options.

(3) Includes 40,000 shares related to outstanding options and 3,500 shares related to outstanding warrants.

(4)      Includes 20,000 shares related to outstanding options.

(5) Includes 20,000 shares related to outstanding options and 697 shares related to outstanding warrants.

(6) Includes 537,500 shares related to outstanding options and 10,000 shares related to outstanding warrants held by The Scotcrest Group, Inc. Mr. Robinson has voting and investment power over all Common Shares held by The Scotcrest Group, Inc.

(7)      Includes 20,000 shares related to outstanding options.

(8) Includes 738,500 shares related to outstanding options and 14,197 shares related to outstanding warrants.

           PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
                         THE NUMBER OF AUTHORIZED SHARES
                             (ITEM 3 ON PROXY CARD)

         The Board of Directors has proposed the adoption of an amendment to the Articles of Incorporation, as amended, that would increase the authorized number of Common Shares, without par value, of the Company from 20,000,000 shares to 40,000,000 shares. The Board proposes that the first paragraph of Article Fourth of the Company's Articles of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares which the corporation is authorized to issue is Forty Million One Hundred Thousand (40,100,000), of which Forty Million (40,000,000) are common shares, without par value, and One Hundred Thousand (100,000) are to be of a class designated "Preferred Shares" which shall have the rights, qualifications, limitations, designations and preferences as described herein.

         On the Record Date, of the 20,000,000 authorized Common Shares, ________ Common Shares were issued and outstanding, 2,419,674 Common Shares were
treasury shares and           Common Shares were available for issuance pursuant
to the Company's employee benefit plans and to satisfy outstanding Warrants to purchase Common Shares.

         The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders that there be a substantial number of authorized but unissued Common Shares in order to assure flexibility in the future. The Board also believes that an increase in the number of Common Shares is necessary in order that a sufficient number of shares is available for issuance from time to time if needed for such corporate purposes as may be deemed appropriate by the Board. These purposes may include, for example, the raising of additional capital funds, the formation of strategic alliances or joint ventures with other companies, the issuance of shares under the Company's employee benefit plans or general corporate purposes. The issuance of any additional Common Shares could have the effect of diluting the ownership of existing shareholders.

         Such additional authorized Common Shares could be issued as a defensive measure, in connection with a takeover attempt for the Company opposed by the incumbent Board of Directors, and could be utilized in a manner which might have the effect of making the acquisition of control of the Company more difficult. For example, issuing additional Common Shares could have the effect of diluting the ownership of persons seeking to obtain control of the Company.

         The Company's Articles of Incorporation also contains a provision authorizing the issuance of up to 100,000 preferred shares, none of which currently are issued. Such preferred shares could be issued in one or more transactions with terms that might make the acquisition of a controlling interest in the Company more difficult or costly.

         The proposed amendment to the Articles of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the preferred shares or the additional Common Shares to impede a takeover attempt.

         The Company has no present intent to issue any of the additional Common Shares which will be authorized by the adoption of the amendment to Article Fourth. Moreover, there are no pending negotiations, discussions, obligations, agreements or understandings which would involve the issuance of any Common Shares. The additional Common Shares for which authorization is sought will have the same rights and privileges as the Common Shares now authorized.

         If the amendment is approved by the requisite vote, the Board will have the authority to issue the additional authorized shares or any part thereof from time to time to such persons and for such consideration as the Board of Directors may determine, without necessarily requiring further action by the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of this proposal requires the affirmative vote of two-thirds of the outstanding voting power of the Company. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposed amendment.

                    PROPOSAL TO RATIFY SELECTION OF AUDITORS
                             (ITEM 4 ON PROXY CARD)

In accordance with the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse LLP has been selected by the Board, subject to the approval by the shareholders, as independent accountants to audit the financial statements of the Company and its subsidiaries for the year ending December 29, 1996. Price Waterhouse LLP is an international firm of accountants which the Board of Directors considers to be well qualified to serve as the Company's independent accountants. Price Waterhouse LLP has served as the Company's independent accountants since 1984. A representative of Price Waterhouse LLP will be present at the Company's Annual Meeting of Shareholders on December 4, 1996. The representative will have the opportunity to make a statement at the meeting, if he desires to do so, and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL, APPROVAL OF WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES REPRESENTED AT THE MEETING. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of other independent accountants will be considered by the Board.

                             EXECUTIVE COMPENSATION

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of the Company's other five most highly compensated executive officers (collectively the "Named Executives") during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long Term Compensation
                                                                                         ----------------------
                                                    Annual Compensation                Awards            Payouts
                                              -----------------------------   ------------------------   -------
                                                                    Other                   Securities
                                                                    Annual    Restricted    Underlying                  All Other
                                                                    Compen-      Stock       Options/      LTIP          Compen-
                                              Salary       Bonus    sation      Awards         SARs       Payouts         sation
Name and Principal Position        Year        ($)          ($)     ($)          ($)           (#)          ($)            ($)
--------------------------------------------------------------------------------------------------------------------------------
Jacques A. Robinson(1)             1995      443,800         0        0           0          150,000          0                0
Former President and Chief         1994      390,000         0        0           0                0          0                0
Executive Officer                  1993      313,500         0        0           0                0          0                0
--------------------------------------------------------------------------------------------------------------------------------
John W. Noland(2)                  1995      202,692         0        0           0           75,000          0            1,152
Former Executive Vice              1994      200,000         0        0           0                0          0           11,152
President and Chief                1993      200,000         0        0           0           25,000          0            7,500
Operating Officer
--------------------------------------------------------------------------------------------------------------------------------
Thomas H. Perszyk(3)               1995      150,000         0        0           0           30,000          0           99,001
Vice President                     1994        8,654         0        0           0           50,000          0           32,600
                                   1993            0         0        0           0                0          0                0
--------------------------------------------------------------------------------------------------------------------------------
R. Gregory Blair(4)                1995      143,000         0        0           0           30,000          0           11,421
Vice President                     1994      142,875         0        0           0            5,000          0           11,412
                                   1993      136,500         0        0           0           10,000          0           10,933
--------------------------------------------------------------------------------------------------------------------------------
James L. Jaeger(5)                 1995      125,000         0        0           0                0          0           10,071
Former Chairman of the             1994      125,000         0        0           0                0          0           10,071
Board                              1993      125,000         0        0           0                0          0           10,071
--------------------------------------------------------------------------------------------------------------------------------
Robert J. Brockman(6)              1995       95,000         0        0           0           30,000          0            6,743
Former Vice President              1994       49,327         0        0           0           20,000          0           47,103
                                   1993            0         0        0           0                0          0                0
================================================================================================================================

(1) Mr. Robinson's compensation was paid to The Scotcrest Group, Inc., a company beneficially owned by Mr. Robinson. Mr. Robinson did not participate in any of the Company's stock option or other employee benefit plans. Mr. Robinson received $78,000 of his compensation in the form of Common Shares in 1993. Mr. Robinson resigned as President and Chief Executive Officer of the Company in June 1996.

(2) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $1,152, $1,152 and $2,016 for the years 1995, 1994 and 1993, respectively; (b) $10,000, and $5,484 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1994 and 1993, respectively. In December 1995, Mr. Noland left the Company.

(3) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amount of $870 for the year 1995; (b) $3,777 representing 1995 contributions made pursuant to the Company's profit sharing plan; and (c) $94,354 and $32,600 in relocation expenses in 1995 and 1994 respectively. Mr. Perszyk joined the Company in 1994.

(4) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $696, $696 and $696 for the years 1995, 1994 and 1993, respectively; (b) $3,575, $3,572, and $3,412 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1995, 1994, and 1993, respectively; and (c) $7,150, $7,144 and $6,825 representing 1995, 1994 and 1993 contributions made pursuant to the Company's profit sharing plan, respectively.

(5) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $696, $696 and $696 for the years 1995, 1994 and 1993, respectively; (b) $3,125, $3,125 and $3,125 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1995, 1994 and 1993, respectively; and (c) $6,250, $6,250 and $6,250 representing 1995, 1994 and 1993 contributions made pursuant to the Company's profit sharing plan, respectively. Mr. Jaeger received $27,000 of his compensation in the form of Common Shares in 1993. Mr. Jaeger resigned as Chairman of the Board in October 1996.

(6) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $806 and $243 for the years 1995 and 1994, respectively; (b) $1,187 representing matching contributions made pursuant to the Company's retirement savings plan for the year 1995 (c) $4,750 representing 1995 contributions made pursuant to the Company's profit sharing plan; and (d) $46,860 in relocation expenses in 1994. Mr. Brockman joined the Company in 1994 and left the Company in January 1996.

                                  STOCK OPTIONS

The following table sets forth information concerning individual grants of options to purchase the Company's Common Shares made to the Named Executives in 1995.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                               % Of
                                Number         Total                                           Potential Realizable
                            of Securities    Options                                            Value at Assumed
                              Underlying    Granted to     Exercise                            Annual Rates of Stock
                               Options      Employees       or Base                           Price Appreciation for
                               Granted      In Fiscal        Price      Expiration                  Option Term
           Name               (# Shs)(1)       Year        ($/Share)       Date               5%                10%
-----------------------------------------------------------------------------------------------------------------------
Jacques A. Robinson            150,000           31.0%        $12.25      5/15/05        $1,155,594          $2,928,502

John W. Noland                  75,000           15.5%        $ 9.25       5/5/05        $  436,296          $1,105,659

Thomas H. Perszyk               30,000            6.2%        $ 9.25       5/5/05        $  174,518          $  442,264

R. Gregory Blair                30,000            6.2%        $ 9.25       5/5/05        $  174,518          $  442,264

James L. Jaeger                      0            ---           ---          ---               ---                 ---

Robert J. Brockman              30,000            6.2%        $ 9.25       5/5/05        $  174,518          $  442,264


(1) All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing six months and one day after the date of grant and ending on the date specified in the option agreement which, in no event, is later than ten years after the date of grant.

The following table sets forth certain information regarding individual exercises of stock options during 1995 and stock options unexercised at the end of 1995 with respect to the Named Executives.

                     AGGREGATED OPTION/SAR EXERCISES IN 1995
                   AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                                   Number Of
                                                                   Securities                  Value Of
                                                                   Underlying            Unexercised In-The-
                                                                   Unexercised             Money Options at
                                                               Options at Year-End              Year-End
                         Shares Acquired                           Exercisable/               Exercisable/
                           On Exercise       Value Realized       Unexercisable              Unexercisable
           Name               (# )                ($)                  (#)                        ($)
-------------------------------------------------------------------------------------------------------------
Jacques A. Robinson             0                   0           500,000/ 150,000          $1,625,000/ $     0

John W. Noland                  0                   0           162,500/  87,500          $  168,750/ $56,250

Thomas H. Perszyk               0                   0            27,500/  52,500          $    4,688/ $14,063

R. Gregory Blair                0                   0            84,750/  26,250          $  151,250/ $ 3,750

James L. Jaeger                 0                   0                 0/       0          $        0/ $     0

Robert J. Brockman              0                   0            20,000/  30,000          $        0/ $     0


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         Of the persons named in the Executive Compensation table, Mr. Blair has an employment agreement with the Company. Mr. Blair's agreement provides that, if his employment is terminated by the Company without cause, he shall continue to be paid his monthly base salary and receive certain benefits for a period of twelve months after termination less any compensation he receives from any subsequent employment held during such period. The agreement also provides that, if such termination occurs after a change in control of the Company (as defined in the agreement), he will continue to be paid his monthly base salary for a period of twenty-four months after the termination less any compensation he receives from any subsequent employment held during such period. Monthly base salary for Mr. Blair is currently $11,917. The employment agreement of Mr. Blair can be terminated only by mutual agreement with the Company or by termination of employment.

         The Company retained The Scotcrest Group, Inc. ("Scotcrest") in February 1991 on a consulting basis to assist it in reviewing and examining its operations. On April 23, 1991, the

Board of Directors approved a contract with Scotcrest wherein Scotcrest assisted the Company in implementing its operating plan by providing general management services to the Company and appointed Jacques A. Robinson, President of Scotcrest, as President of the Company. The contract was amended in May 1995. The terms of the contract with Scotcrest provided, among other provisions, that:
(i) Scotcrest was to be paid at a per diem rate of $1,800 for the services of Mr. Robinson; (ii) Scotcrest was granted an option to purchase 150,000 common shares at $12.25 per share vesting at a rate of 37,500 shares per year on each of May 15, 1996, 1997, 1998 and 1999; (iii) Scotcrest was to receive a cash bonus of $100,000 for achievement of a 1995 net income goal determined by the Compensation Committee of the Board of Directors and an amount equal to 4% of net income reported in excess of such goal; and (iv) either the Company or Scotcrest could terminate the contract at any time without cause. In June 1996, Mr. Robinson resigned as President and Chief Executive Officer of the Company and a portion of the options granted pursuant to the above referenced contract were terminated as a result of the resignation.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board is responsible for reviewing and making recommendations to the full Board with regard to the salary and other compensation arrangements for the senior management of the Company. The Committee is also responsible for administering the Company's 1991 Stock Option Plan for employees and granting options under such plan to eligible employees of the Company. Members of this Committee are not eligible to receive stock options under the plan.

         In general, salaries are set by the Committee at a level sufficient to attract and retain qualified executives. The Committee grants stock options to provide incentive compensation to the Named Executives. The stock options granted in 1995 were tied to the enhancement of shareholder value as reflected by performance of the Company's Common Shares. In determining the salary and stock options for the Named Executives (other than the Chief Executive Officer), the Compensation Committee receives from the Chief Executive Officer oral performance appraisals regarding the other Named Executives, which in each case are based on the Chief Executive Officer's subjective evaluation of such officer's performance. Based on the Chief Executive Officer's report and the Compensation Committee's subjective evaluation of that officer's performance, historical compensation data for such Named Executives and its subjective evaluation of the general financial condition of the Company, the Compensation Committee set the 1995 salary and stock option grant levels for the Named Executives.

         As to the compensation of the Chief Executive Officer, in May 1995 the Company amended its contract with Scotcrest for the services of Mr. Robinson. Prior to that amendment, Mr. Robinson's compensation was $1,500 per diem. As a result of the amendment, Mr. Robinson's compensation was $1,800 per diem. The Committee also granted Scotcrest an option to purchase 150,000 Common Shares, such option to vest over four years, and a cash bonus if the reported net income of the Company exceeded the level set forth in the 1995 Annual Operating Plan. The Company did not achieve the reported net income set forth in the plan and, as a result, no cash bonus was paid to Scotcrest in 1995. Mr. Robinson did not participate in any of the Company's stock option or other employee benefit plans.

         The Compensation Committee is aware of Section 162(m) of the Internal Revenue Code but believes that it has no application to the Company at the present time based on the present levels of qualifying compensation paid to its executive officers.

         CHARLES M. FULLGRAF                         GILBERT L. WACHSMAN

         JOSEPH M. O'DONNELL                         ERIKA WILLIAMS

                           CORPORATE PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Shares with the CRSP (Center for Research in Security Prices) Total Return Index for the Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Stocks (SIC 3600 through 3699 - Electronics and Electrical Equipment and Components except Computer Equipment) over the preceding five year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                  CINCINNATI MICROWAVE, INC. VS. MARKET INDICES

           Based on reinvestment of $100 beginning December 24, 1990.

                           [Insert performance graph]


                                    12/90   12/91    12/92    12/93    12/94    12/95
                                    -----   -----    -----    -----    -----    -----
Cincinnati Microwave, Inc.          100.0   133.3    288.9    744.4    337.6    419.1

Nasdaq Stock Market                 100.0   150.9    184.4    209.7    207.5    297.4
(U.S. Companies)

NASDAQ Stocks                       100.0   141.8    223.1    309.0    320.7    516.5
(SIC 3600-3699 US & Foreign
Electronics & Electrical
Equipment and Components
except Computer Equipment)

                                 OTHER BUSINESS

         The Company's Board of Directors does not know of any other business which will be presented for action by the shareholders at the meeting. However, if any business other than that set forth in the Notice of the meeting should be properly presented at the meeting, it is the intention of the members of the proxy committee to vote according to their judgment of what is in the best interests of the Company.

                        PROPOSALS FOR 1997 ANNUAL MEETING

         Security holders desiring to submit any proposal for action at the Annual Meeting of Shareholders to be held in 1997 must submit a complete copy of the proposal in writing prior to February __, 1997, in order that the proposal can be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposal should be addressed to:
Corporate Secretary, Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249. In order to eliminate any uncertainty as to the date on which a proposal is received by the Company, shareholders should submit their proposals by certified mail, return receipt requested.

                                     By Order of the Board of Directors


                                     Kurt H. Stump, Secretary

Cincinnati, Ohio
November __, 1996

PROXY                       CINCINNATI MICROWAVE, INC.                    PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder hereby appoints R. Gregory Blair, Elaine M. Bacon and Neil Ganulin, and each of them, acting by a majority if more than one be present, as proxies of the undersigned, each with full power of substitution, to vote all the Common Shares of Cincinnati Microwave, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cincinnati Microwave, Inc. to be held at Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249, on Wednesday, December 4, 1996, at 9:30 A.M., E.D.T., and at any adjournment thereof, upon the matters listed below and in accordance with their best judgment on such other matters properly coming before the meeting. If the voting for directors is on a cumulative basis, such proxies are directed to split the votes which the undersigned has given them authority to vote among the nominees authorized hereby in accordance with their best judgment.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR FIXING THE NUMBER OF DIRECTORS AT FIVE, FOR THE ELECTION OF DIRECTORS, FOR THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES AND FOR THE CONFIRMATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. IF ITEM NUMBER 2 IS MARKED "WITHHOLD AUTHORITY", THE PROXY HOLDERS WILL NOT VOTE THE PROXY FOR THE ELECTION OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
1.   Fixing the number of directors to serve for the ensuing year at five:

     / /  FOR                / /  AGAINST          / /  ABSTAIN

2.   Election of Directors:

    / /  FOR all nominees         / / WITHHOLD AUTHORITY
         (except as withheld          to vote for all
         in the space provided)       nominees listed below

         JOSEPH M. O'DONNELL,    GILBERT L. WACHSMAN,    ERIKA WILLIAMS

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
                        (Continued on the reverse side.)

3. To act upon the proposal to increase the number of authorized common shares.

     / /  FOR                / /  AGAINST          / /  ABSTAIN

4. Ratification of the selection of Price Waterhouse LLP as independent auditors for 1996.

     / /  FOR                / /  AGAINST          / /  ABSTAIN


5. In their discretion, to act upon such other matters as may properly come before the meeting.

     PLAN TO ATTEND THE MEETING

     / / YES / /  NO

     IMPORTANT:

     Please date and sign as name appears at left. If shares are held jointly, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.

     Dated: __________________________________________, 1996

     _______________________________________________________
                           Signature
     _______________________________________________________
                    Signature if held jointly